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                                                                  Exhibit 10(xx)


                         TRINIDAD U.S. PLEDGE AGREEMENT
                 (PLEDGE OF INTEREST IN YORK T&T HOLDINGS, INC.)


                  This TRINIDAD U.S. PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of August 4, 1998, is entered into by YORK RESEARCH CORPORATION, a Delaware corporation (the "Pledgor"), in favor of THE BANK OF NEW YORK, a New York banking corporation, as trustee under that certain Indenture described in the recitals below, and as collateral agent under the Intercreditor Agreement for the benefit of the Secured Parties (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Pledgor owns a one hundred percent (100%) equity interest in York T&T Holdings, Inc., a Delaware corporation (the "Company");

                  WHEREAS, York Power Funding (Cayman) Limited (the "Funding Company") is a limited liability company organized under the laws of the Cayman Islands for the sole purpose of issuing the Securities pursuant to the Indenture and making loans to the Project Borrowers from the proceeds of such issuance;

                  WHEREAS, the Funding Company has on the date hereof issued and sold Securities in the principal amount of $160 million;

                  WHEREAS, the principal and interest payments on the Securities will be partially serviced by repayment of a loan made by the Funding Company to the Trinidad Project Borrower and guaranteed by the Trinidad Guarantor, subject to the conditions set forth in the Finance Documents;

                  WHEREAS, the Funding Company will loan $100 million of the proceeds of issuance of the Securities to the Trinidad Project Borrower, which will be contributed by the Trinidad Project Borrower to the Trinidad Guarantor and will be loaned by the Trinidad Guarantor to the Trinidad Obligor pursuant to the Trinidad Loan Agreement; and

                  WHEREAS, the Pledgor anticipates benefiting directly and indirectly from the making of the Trinidad Project Loan by the Funding Company to the Trinidad Project Borrower pursuant to the Trinidad Project Loan Agreement and is, therefore, willing to enter into this Pledge Agreement in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Funding Company to enter into the Trinidad Project Loan Agreement, the parties hereto hereby agree as follows:

                  1.  DEFINITIONS.

                           (a) Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Appendix A to the Indenture, which Appendix A is hereby incorporated by reference. All references to sections, schedules and exhibits in or to this Pledge Agreement are to



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         sections, schedules and exhibits in or to this Pledge Agreement, unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. For purposes of this Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "UCC"), shall have their respective meanings as therein defined.

                           (b) The following terms used herein shall have the following meanings:

                           "Collateral" has the meaning set forth in SECTION 2.1 herein.

                           "Company" means York T&T Holdings, Inc., a Delaware corporation.

                           "Exculpated Parties" has the meaning set forth in
         SECTION 21.1 herein.

                           "Obligations" has the meaning set forth in SECTION
         2.2 herein.

                           "Pledgor" means York Research Corporation, a Delaware corporation.

                           "Security Interest" has the meaning set forth in
         SECTION 2.1 herein.

                           "UCC" means Article 9 of the Uniform Commercial Code, as the same may be in effect in the State of New York or any other applicable jurisdictions.

                  2.  GRANT OF SECURITY INTEREST.

                           2.1. COLLATERAL. As security for the prompt and
complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, and howsoever evidenced, the Pledgor hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, and grants and creates a lien on and first priority security interest (the "Security Interest") in favor of the Collateral Agent, for the equal and ratable benefit of the Secured Parties, in all right, title and interest of the Pledgor in, to and under the following, whether now existing or hereafter acquired (collectively, the "Collateral"):

                           (a) its seventy-nine percent (79%) equity interest in the Company, including, without limitation, to the extent assignable or transferable, all of its right, title and interest as a shareholder to participate in the operation or management and control of the Company;

                           (b) all present and future rights of the Pledgor to receive any payment of money or other distribution or payment arising out of or in connection with its equity interest in the Company; and

                           (c) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds" as defined in
         Section 9-306(1) of the Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.
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                           2.2. OBLIGATIONS. This Pledge Agreement secures, in
accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):

                           (a) payment and performance of the Company's obligations, indebtedness, covenants and agreements of the Company under any of the Finance Documents to which it is a party, including, without limitation, this Pledge Agreement and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor; and

                           (b) performance of every obligation, covenant and agreement of the Company contained in any agreement now or hereafter executed by the Company which recites that the obligations thereunder are secured by this Pledge Agreement; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and, including, without limitation, all indebtedness of the Pledgor under any instrument now or hereafter evidencing or securing any of the foregoing.

                  3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants as follows:

                           3.1. ORGANIZATION AND EXISTENCE. The Company is a
corporation in which the Pledgor owns a one hundred percent (100%) equity interest. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Pledgor is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary or desirable, except when the failure to be so qualified would not have a Material Adverse Effect. The Pledgor has full power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted.

                           3.2. AUTHORITY, ENFORCEABILITY. The Pledgor has full
power and authority to enter into and perform this Pledge Agreement and the entering into and performance of such agreement by the Pledgor has been duly authorized by all proper and necessary action. Such agreement, when executed and delivered by the Pledgor and any other party thereto, will constitute the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy or other laws involving auditors rights or general principles of equity.

                           3.3. NO CONFLICT. Neither the execution, delivery and
performance of this Pledge Agreement nor of any other Transaction Document to which the Pledgor is a party nor the consummation of any of the transactions contemplated hereby or thereby (a) contravenes or violates any provision of any Applicable Law to which the Pledgor or any of its assets is subject, (b) conflicts with or is inconsistent with, will result in a breach of any of the terms, covenants, conditions or provisions of, constitutes a default under, or results in the acceleration of Indebtedness evidenced by, any agreement or instrument to which the Pledgor is a party or by which it or any of its properties or assets is bound or to which it may be subject, except, in the case of this clause (b), any such conflict, violation, breach, default or acceleration which could not reasonably be expected to result in a Material Adverse Effect or (c) results in the creation or imposition of (or the obligations to create or impose) any Lien upon any of the properties or assets of the Pledgor.

                           3.4. TITLE; NO OTHER LIENS. The Pledgor is the legal
and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others, and the Pledgor has full power and authority to

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grant the liens and security interests in and to the Collateral hereunder.
Except with respect to the Secured Parties and as required under this Pledge Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, and no lien or security interest on or in the Collateral has been registered in the registration book maintained by the Company in which all equity interests of the Company are recorded, except such as may have been filed in favor of Collateral Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement.

                           3.5. PERFECTION; REGISTRATION OF LIEN. Financing
statements or other appropriate instruments have been filed or deposited for filing pursuant to the Code in such public offices as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a financing statement. All other action by the Pledgor and, to the Pledgor's knowledge, by any other Person necessary or desirable to perfect the Security Interest in each item of the Collateral has been duly taken. Subject to the requirements contained in the Code with respect to the filing of continuation statements, this Pledge Agreement constitutes a valid and continuing Lien on and perfected Security Interest in the Collateral in favor of the Collateral Agent for the equal and ratable benefit of the Secured Parties, superior and prior to the rights of all Persons, whether the Collateral subject to the Security Interest is now owned by the Pledgor or is hereafter acquired.

                           3.6. NO DEFAULT. The Pledgor is not in default in the
performance, observance or fulfillment of any of the material obligations, covenants or conditions applicable to the Pledgor contained in any Finance Document to which it is a party.

                           3.7. CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF
BUSINESS. The Pledgor's chief executive office and principal place of business and the place where the Pledgor's records concerning the Collateral are kept is York Research Corporation, 280 Park Avenue, Suite 2700W, New York, New York 10017.

                  4. COVENANTS AND AGREEMENTS. The Pledgor hereby covenants and agrees that the Pledgor shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until the Debt Termination Date:

                           4.1. FURTHER ASSURANCES. The Pledgor shall, from time
to time at the Trinidad Guarantor's expense, and upon request by the Collateral Agent on behalf of the Secured Parties, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or advisable, or that the Collateral Agent reasonably determines may be necessary, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

                           4.2. CERTIFICATED INTEREST. If the Pledgor shall
become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Collateral or any part thereof, or otherwise, the Pledgor shall accept any such certificate, instrument, option or rights as the Collateral Agent's agent, shall hold them in trust for the Collateral Agent, and shall deliver them forthwith to the Collateral Agent in the exact form received, with the Pledgor's endorsement when necessary, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by the Collateral Agent, an additional pledge agreement or security agreement executed and delivered by the Pledgor, all in form and substance satisfactory to the Collateral Agent, to be held by the Collateral Agent, subject to the terms hereof, as further Collateral for the Obligations.

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                           4.3. CHANGE IN LOCATION, NAME, ETC. The Pledgor may
change the location of its chief executive office, principal place of business or the office where such records are kept to another location in the United States after giving the Collateral Agent thirty (30) days' advance written notice of such change. Without the prior written consent of the Collateral Agent, the Pledgor shall not adopt any trade name or fictitious business name.

                           4.4. LIMITATION ON LIENS ON THE COLLATERAL. The
Pledgor shall not create, incur or permit to exist, shall defend the Collateral now owned or hereafter acquired by it against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, and shall defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                           4.5. BANKRUPTCY FILING, ETC. To the maximum extent
permitted by law, the Pledgor shall not authorize or permit the Company (a) to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the Company's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the Company's property, (b) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or (c) to make a general assignment for the benefit of the Company's creditors. Neither the Pledgor nor any of its Affiliates shall commence or join with any other Person (other than the Secured Parties) in commencing any proceeding against the Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

                           4.6. OBLIGATIONS. The Pledgor acknowledges and agrees
that its rights to receive any payments from the Company, or arising out of or in connection with the Pledgor's interests in the Company, shall be payable by the Company only from funds available to the Company upon distributions pursuant to the Trinidad Depositary Agreement or any other provision of the Indenture expressly providing for distribution, payment or release of funds to the Company, and only so long as such distribution, payment or release is made in accordance with the Trinidad Depositary Agreement and the Indenture. The Pledgor also agrees that any distributions made by the Company to the Pledgor that do not comply with the Trinidad Depositary Agreement and the Indenture shall be restored to the Company by the Pledgor by deposit into an account designated by the Collateral Agent, promptly upon demand by the Collateral Agent or the Company or upon the Pledgor becoming aware of receipt of such non-complying distribution.

                           4.7. GOVERNMENTAL AUTHORITY REQUIREMENT. The Pledgor
shall not take or omit to take (or suffer such taking or omission of) any action (unless ordered to do so by a competent Governmental Authority having jurisdiction) in respect of the Pledgor or the Company and their respective businesses if, as a consequence directly or indirectly of such action or omission, the Company or the Pledgor becomes subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility company" or a subsidiary company or affiliate of any of the foregoing under PUHCA, FPA or PURPA, or as a "holding company" within the meaning of PUHCA.

                           4.8. INDEMNIFICATION. The Pledgor shall defend,
indemnify and hold harmless the Collateral Agent and each of the other Secured Parties and their officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, reasonable attorney's fees and expenses) which are occasioned by or result from any (a) failure by the Pledgor to perform any of the terms, agreements, or

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covenants to be performed by the Pledgor under this Pledge Agreement and (b)
proceeding or action to enforce brought by the Collateral Agent pursuant to this Pledge Agreement or which arise out of any such agreement unless due solely to the gross negligence or willful misconduct of the Collateral Agent. This indemnity and any other obligations of the Pledgor under any of the Finance Documents shall be made only against, and shall be limited to the extent of, the Collateral pledged hereunder.

                  5. COVENANTS; CASH DIVIDENDS; VOTING RIGHTS. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to (a) receive ordinary cash dividends payable in respect of the Collateral and (b) exercise (but only in a manner not inconsistent with the terms hereof and the Finance Documents) the voting power with respect to the Collateral; PROVIDED, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or be inconsistent with or violate any provision of this Pledge Agreement or any of the Finance Documents. After the occurrence and during the continuance of any Event of Default, (a) the Pledgor shall not be entitled to receive any dividends or distributions in respect of the Collateral (whether payable in cash or in other property and whether ordinary dividends or liquidating or other dividends or distributions) and if such dividend or distribution is received by the Pledgor, the same shall be held in trust and promptly delivered to the Collateral Agent, accompanied by undated, duly executed stock powers endorsed by the Pledgor in blank or such other instruments of assignment as the Collateral Agent may request, to be held by it as additional Collateral hereunder and (b) the Collateral Agent may, at its option, by written notice to the Pledgor, elect to exercise the voting power with respect to the Collateral.

                  6. PLEDGOR'S OBLIGATIONS UPON EVENT OF DEFAULT. If an Event of Default under the Trinidad Project Loan Agreement or the Trinidad Guarantee shall occur and be continuing (a) all payments received by the Pledgor under or in connection with any of the Collateral shall be held by the Pledgor in trust for the Collateral Agent, shall be segregated from other funds of the Pledgor and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent or its designee in the same form as received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent, if requested), and (b) any and all such payments so received by the Collateral Agent or its designee (whether from the Pledgor or otherwise) may, in the sole discretion of the Collateral Agent or its designee, be held by the Collateral Agent or such designee as collateral security for, and/or then or at any time thereafter be applied, subject only to the relevant provisions of the Intercreditor Agreement and the Trinidad Depositary Agreement or as otherwise may be required by Applicable Law, in whole or in part by the Collateral Agent or its designee in the manner specified in SECTION 8.

                  7. REMEDIES; RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default under the Trinidad Project Loan Agreement or the Trinidad Guarantee, the Collateral Agent, for the equal and ratable benefit of and on behalf of the Secured Parties, may, subject to the provisions of the Intercreditor Agreement and the other Finance Documents, do one or more of the following:

                           7.1. declare, without presentment, demand, protest or
notice of any kind, all of which the Pledgor hereby expressly waives, the entire amount of the Obligations to be immediately due and payable, whereupon all of such Obligations declared due and payable shall be and become immediately due and payable; provided, however, if, with respect to the Trinidad Guarantor, an Event of Default occurs pursuant to Section 5.1(f) of the Trinidad Project Loan Agreement, then the acceleration provided for in this Section 7.1 shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by the Collateral Agent;

                           7.2. upon notice to the Pledgor, which notice need
not be in writing, make such payments and do such acts as the Collateral Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral, including without limitation, paying,

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purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Secured Parties' Security Interest in or ownership of the Collateral;

                           7.3. foreclose on the Collateral as herein provided
or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Secured Parties by the Security Documents either concurrently or in such order as the Collateral Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under any Security Document. The Pledgor hereby waives, to the extent permitted by Applicable Law, notice and judicial hearing in connection with the Collateral Agent's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

                           7.4. without notice, except as specified below, sell
the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at a commercially reasonable price or prices and on other commercially reasonable terms. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of the Collateral Agent on behalf of the Secured Parties. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Pledgor hereby waives, to the extent permitted by Applicable Law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received which the Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, the Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, the Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. The Pledgor authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                           7.5. upon notice to the Pledgor, register the
Collateral in the name of the Collateral Agent or its nominee as pledgee or otherwise take such action as the Collateral Agent shall in its sole discretion deem necessary or desirable with respect to the Collateral, and the Collateral Agent or its nominee may thereafter, in its sole discretion, without notice, exercise all voting, consent, managerial and other rights relating to the Collateral and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral as if it were the absolute

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owner thereof, including, without limitation, the right to (a) receive all permitted distributions, if any, made for the account of the Pledgor and (b) exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company, all without liability except to account for property actually received by the Collateral Agent, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

                           7.6. exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

                  8. APPLICATION OF PROCEEDS. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the order of priority specified in Section 13 of the Intercreditor Agreement. Any surplus remaining upon the Debt Termination Date shall be paid to the Pledgor, if it is lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.

                  9. SECURITY INTEREST ABSOLUTE. All the rights of the Collateral Agent and any of the other Secured Parties hereunder and the Security Interest and all Obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

                           9.1. any lack of validity or enforceability of any of
the Transaction Documents or any other agreement or instrument relating thereto;

                           9.2. any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents;

                           9.3. any exchange or release of any Collateral or any
other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations;

                           9.4. to the full extent permitted by law, any other
circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any third party pledgor; or

                           9.5. the failure by the Pledgor to fulfill its
Obligations under this Pledge Agreement.


                  10. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

                           10.1. POWERS. The Pledgor hereby irrevocably
constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as the Pledgor's true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time upon the occurrence and during the continuance of any Event of Default under the Trinidad Project Loan Agreement or the Trinidad Guarantee in the Collateral Agent's discretion, to take any action and to execute any and all documents and instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, without notice to the Pledgor, including, without limitation:

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                           (a) to exercise all rights, powers and privileges to
         the same extent the Pledgor shall have been entitled in accordance with Applicable Law, including, without limitation, all voting rights of the Pledgor as a shareholder of the Company;

                           (b) to receive, endorse and collect all instruments made payable to the Pledgor representing any interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all of such dividends, payments or other distributions;

                           (c) to pay or discharge taxes and liens levied or placed on the Collateral; and

                           (d) (i) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to the Collateral Agent or as the Collateral Agent shall otherwise direct, (ii) to ask or make demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral, (v) to settle, compromise or adjust any suit, action or proceeding described in clause (iv) above and, in connection therewith, to give such discharges or releases as the Collateral Agent acting in good faith may deem appropriate, (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and
         (vii) to do, at the Collateral Agent's option and at the Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent acting in good faith deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Pledge Agreement, all as fully and effectively as the Pledgor might do.

                           10.2. OTHER POWERS. The Pledgor further authorizes
the Collateral Agent, at any time and from time to time (a) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (b) to the full extent permitted by Applicable Law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor.

                  11. COLLATERAL AGENT MAY PERFORM. Upon the occurrence and during the continuance of an Event of Default under the Trinidad Project Loan Agreement or the Trinidad Guarantee, the Collateral Agent, without releasing the Pledgor from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Collateral Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral. Any costs or expenses incurred by the Collateral Agent in connection with the foregoing shall be governed by the Indenture and the Financing Documents and constitute Obligations secured hereby.

                  12. NO DUTY ON COLLATERAL AGENT'S PART, LIMITATION ON COLLATERAL AGENT'S OBLIGATIONS.

                           12.1. NO DUTY ON COLLATERAL AGENT'S PART. The powers
conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

                           12.2. LIMITATIONS ON OBLIGATIONS. Without limiting
the effectiveness of SECTION 30 hereof, anything herein to the contrary notwithstanding, the Pledgor shall remain liable under any Transaction Document to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder, to the same extent as if this Pledge Agreement had not been executed. The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Pledgor from any of its duties or obligations under any Transaction Document to which it is a party. All of the Collateral is hereby assigned to the Collateral Agent solely as security, and the Collateral Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless the Collateral Agent so elects in writing consistent with its rights under this Pledge Agreement.

                  13. REASONABLE CARE. The Collateral Agent shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords or would accord collateral held by the Collateral Agent in similar transactions for its own account. Without limiting the generality of the foregoing and except as otherwise provided by Applicable Law, the Collateral Agent shall not be required to marshal any Collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order. All of the Collateral Agent's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby (a) agrees that it will not invoke any law relating to the marshalling of the Collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

                  14. ROLE OF COLLATERAL AGENT. The rights, duties, liabilities, protections, benefits and immunities of the Collateral Agent and its appointment and replacement hereunder shall be governed by the Intercreditor Agreement or the Indenture, as applicable.

                  15. WAIVER OF TRIAL BY JURY. WITH REGARD TO THIS PLEDGE AGREEMENT, EACH OF THE PLEDGOR AND THE COLLATERAL AGENT HEREBY WAIVES THE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

                  16. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 6.1 of the Trinidad Project Loan Agreement and the information set forth immediately below shall apply to:

                           If to the Pledgor:
                           York Research Corporation
                           280 Park Avenue, Suite 2700W
                           New York, New York  10017
                           Attention:  Michael Trachtenberg

                           If to the Collateral Agent:
                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Administration--
                             International Finance Unit

                  17. ABSENCE OF FIDUCIARY RELATION. The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Pledge Agreement, the Intercreditor Agreement or any other Transaction Document, and no implied agreements, covenants or obligations with respect to the Pledgor, any Affiliate of the Pledgor or any other party to any Transaction Document to which the Pledgor is a party shall be read into this Pledge Agreement against the Collateral Agent or any of the Secured Parties; neither the Collateral Agent nor any of the Secured Parties in its and their capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to the Pledgor, any Affiliate of the Pledgor or any other party to any Transaction Document to which the Pledgor is a party, except as otherwise specifically required by law.

                  18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Pledge Agreement and the other Finance Documents and repayment of the Obligations, and shall be deemed to be material and to have been relied upon by the Collateral Agent and any of the other Secured Parties, regardless of any investigation made by or on behalf of any of the Collateral Agent and any of the other Secured Parties. Notwithstanding anything in this Pledge Agreement or implied by law to the contrary, the agreements and obligations of the Pledgor set forth in SECTION 4.6 shall survive until the Debt Termination Date or prepayment in full of the Obligations and the termination of this Pledge Agreement in accordance with SECTION 28 hereof.

                  19. NO WAIVER; CUMULATIVE REMEDIES. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Collateral Agent, on behalf of the Secured Parties, shall not be deemed to have waived any breach or default on the part of the Pledgor or to have released the Pledgor from any of its obligations secured hereby. No failure on the part of the Collateral Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. The Collateral Agent, acting on behalf of the Secured Parties, shall have all of the rights and remedies granted under the Intercreditor Agreement or any Finance Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Pledgor or any Collateral, at the discretion of the Collateral Agent.

                  20. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by the Pledgor and the Collateral Agent to the full extent permitted by law so that this Pledge Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

                  21. EXCULPATORY PROVISIONS; RELIANCE BY COLLATERAL AGENT.

                           21.1. EXCULPATORY PROVISIONS. Neither the Collateral
Agent, the Funding Company nor any other Secured Party, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates (the "Exculpated Parties") shall be liable to the Pledgor for any action taken or omitted to be taken by it or them under or in connection with this Pledge Agreement or any other Transaction Document to which the Pledgor is a party, except for the Exculpated Parties' own gross negligence or willful misconduct, or responsible in any manner to any Person for any recitals, statements, representations or warranties made by the Pledgor or any officer thereof contained in this Pledge Agreement or any other Transaction Document to which the Pledgor is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent, the Funding Company or any other Secured Party under or in connection with, this Pledge Agreement or any other Transaction Document to which the Pledgor is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Pledge Agreement or any other Transaction Document to which the Pledgor is a party or for any failure of Pledgor to perform any of the Obligations. Neither the Collateral Agent, the Funding Company nor any other Secured Party shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Pledge Agreement or any other Transaction Document to which the Pledgor is a party, or to inspect the properties or records of the Pledgor.

                           21.2. RELIANCE BY COLLATERAL AGENT. The Collateral
Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Pledgor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Pledge Agreement.

                  22. AMENDMENT. No modification or waiver of any of the provisions of this Pledge Agreement shall be binding on the Collateral Agent, except as expressly set forth in a writing duly signed by each party hereto and delivered by the Collateral Agent and which is otherwise in accordance with
Section 6.2 of the Trinidad Project Loan Agreement.

                  23. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor and the Collateral Agent for the benefit of the Secured Parties and their respective successors and assigns. In the event of any assignment or transfer by the Funding Company or any other Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Trinidad Project Loan Agreement and the Trinidad Guarantee, be entitled to the benefits of this Pledge Agreement.

                  24. NUMBER AND GENDER. Whenever used in this Pledge Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

                  25. SUBROGATION, ETC. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Pledge Agreement or any of the Finance Documents, the Pledgor shall have no claim (as defined in 11 U.S.C. Section 101(5)) of subrogation to any of the rights of the Secured Parties against the Company, the Pledgor or any Collateral or guaranty held by the Secured Parties for the satisfaction of any of the Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. Section 101(5)) for reimbursement, indemnity, exoneration or contribution from the Company in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Pledgor in trust for the Secured Parties, segregated from other funds of the Pledgor, and shall be turned over to the Collateral Agent for the benefit of the Secured Parties, in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent for the benefit of the Secured Parties, if required), to be applied against such amounts in such order as the Collateral Agent may elect.

                  26. CAPTIONS. The captions, headings and table of contents used in this Pledge Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

                  27. APPLICABLE LAW; JURISDICTION.

                           (a) This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts to be wholly performed within such state.

                           (b) Any legal action or proceeding against the Pledgor with respect to this Pledge Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Pledge Agreement, the Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor agrees that a judgement, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding the Pledgor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgement. The Pledgor hereby irrevocably designates, appoints and empowers Corporation Service Company with offices on the date hereof at Two World Trade Center, New York, New York 10048-0203, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. The Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the pledgor at its address set forth in SECTION 16, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Funding Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

                           (c) The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement or any other Finance Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  28. CONTINUING SECURITY INTEREST; TERMINATION. This Pledge Agreement shall create a continuing assignment, pledge and first priority Security Interest in the Collateral, and shall remain in full force and effect for the benefit of the Collateral Agent and the other Secured Parties until the Debt

Termination Date. Upon the happening of such event, the Security Interest granted hereby shall terminate. Upon such termination, the Collateral Agent shall, upon the request and at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination or expiration.

                  29. PAYMENTS SET ASIDE. To the extent that the Pledgor or the Trinidad Guarantor or any other Person on behalf of the Pledgor or the Trinidad Guarantor makes a payment or payments to the Collateral Agent and/or any other Secured Party, or the Collateral Agent and/or any other Secured Party enforce the Security Interests or the Collateral Agent exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  30. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  31. NON-RECOURSE. Notwithstanding any other provision hereof, the Collateral Agent agrees that its only remedy hereunder shall be to proceed against the Collateral and that there shall be no recourse to the Pledgor, its shareholders, officers, directors, employees, partners or agents.

                  32. CONFLICTS WITH THE INTERCREDITOR AGREEMENT.
Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Pledge Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first written above.



                                     YORK RESEARCH CORPORATION,
                                     a Delaware corporation



                                     By: /s/ Michael Trachtenberg
                                        ---------------------------
                                        Name: Michael Trachtenberg
                                        Title: Executive Vice President




                                     THE BANK OF NEW YORK,
                                     as Collateral Agent


                                     By: /s/ Joseph Ernst
                                        ---------------------------
                                        Name: Joseph Ernst
                                        Title: Vice President